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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                  ----------

                                   FORM 8-K

                                CURRENT REPORT
                       Pursuant to Section 13 or 15(d)
                    of the Securities Exchange Act of 1934



Date of Report (Date of earliest event reported):     November 6, 1997





                           TRANSMEDIA NETWORK INC.
               (Exact Name of Registrant as Specified in Charter)


        Delaware                     0-4028          84-6028875
(State or other jurisdiction   (Commission File    (IRS Employer
      of incorporation)             Number)      Identification No.)



11900 Biscayne Boulevard, Suite 460, Miami, Florida                 33181
     (Address of Principal Executive Offices)                    (Zip Code)




Registrant's telephone number, including area code:     (305) 892-3300


                         Exhibit Index Appears on Page 6
                           Total Number of Pages: 111


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ITEM 5.  Other Events

         On November 6, 1997, Transmedia Network Inc., a Delaware corporation (the "Registrant"), entered into a Stock Purchase and Sale Agreement (the "Stock Purchase Agreement") with Samstock, L.L.C., a Delaware limited liability company, and Transmedia Investors, L.L.C., a Delaware limited liability company (the "Purchaser"), providing for the sale to the Purchaser of (i) 2,500,000 newly issued shares (collectively, the "Shares") of common stock, par value $.02, of the Registrant (the "Common Stock") which, upon issuance, will represent approximately 19.7% of the Common Stock, and (ii) warrants (the "Warrants") to purchase an additional 1,200,000 shares of Common Stock. The purchase price for the Shares and the Warrants is $10,625,000. The Purchaser is an affiliate of Equity Group Investments Inc., a privately held investment company headed by Sam Zell.

         The Stock Purchase Agreement contains customary representations, warranties, covenants and conditions, including restrictions on the Registrant's ability, prior to the closing of the transactions, to amend its organizational documents, to issue securities, to incur indebtedness, to make acquisitions, to declare dividends, and to solicit or initiate any competing offers (the Registrant, however, may respond to unsolicited inquiries and proposals). The Stock Purchase Agreement requires the Registrant to (i) seek stockholder approval to issue the Shares and the Warrants and to amend the Registrant's certificate of incorporation to declassify the Board of Directors, and (ii) propose for election to the Board of Directors the four new directors who would be selected in the manner described below. The Stock Purchase Agreement also provides for the payment by the Registrant of a termination fee, in certain circumstances, in the amount of (i) $1,000,000 or (ii) 50% of a competing offer's price differential multiplied by 2.5 million shares, plus reimbursement of expenses up to $250,000.

         Pursuant to the Stock Purchase Agreement, four of the current members of the Registrant's Board of Directors will resign and not stand for re-election to the Board. They will be succeeded by two directors who are to be proposed by the Purchaser and two independent directors who are to be nominated subject to approval of the Purchaser and the Registrant. In addition, Melvin Chasen, the Chairman of the Board, President and Chief Executive Officer, will lead a committee (which will include a representative of the Purchaser) to search for a successor chief executive officer.

         Consummation of the proposed transaction is subject to various conditions including, among others, the accuracy of representations and warranties, the performance of covenants, the absence of litigation and the approval of the stockholders of the Registrant.

         The Warrants have a term of five years, are not transferable without the consent of the Registrant, and have customary anti-dilution provisions. One-third of the Warrants have an exercise price of $6.00 per share, another third of the Warrants have an exercise price of $7.00 per share and the final third of the Warrants have an exercise price of $8.00 per share.



                             (Page 2 of 6 Pages)


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         The Registrant also entered into an Investment Agreement, dated as of
November 6, 1997, with the Purchaser pursuant to which the Purchaser, among other things, agreed that, for five years, it will not (i) acquire any voting securities of the Registrant other than the Shares, the shares issuable upon exercise of the Warrants and certain shares that are subject to the Agreement Among Stockholders (described below), (ii) sponsor or participate in any proxy solicitations, (iii) enter into or form voting trusts, pooling agreements or "groups", or (iv) directly or indirectly assist, encourage or induce any person to bid or acquire any class of securities that is entitled to vote for the election of directors unless certain conditions are satisfied. The Purchaser has rights to request the Registrant to register the Purchaser's shares under a "shelf" registration statement within 90 days of the closing of the transaction.

         The Purchaser and Melvin Chasen and Iris Chasen (collectively, the "Stockholders") entered into an Agreement Among Stockholders (the "Stockholders Agreement"), dated as of November 6, 1997, pursuant to which the Stockholders granted the Purchaser a proxy to vote their shares and a right of first refusal on sales of their shares, subject to certain conditions. The Purchaser also has the right to require the Stockholders to sell their shares on the same terms as the Purchaser in certain circumstances. The Purchaser agreed to vote all shares over which it has voting control in favor of the election of Melvin Chasen to the Registrant's Board of Directors, as long as (i) the Stockholders own at least 950,000 shares of Common Stock of the Registrant, and (ii) the Purchaser is entitled to designate one or two directors of the Registrant under the Investment Agreement.

         The Purchaser and the Stockholders also entered into a Stockholder Cooperation Agreement, pursuant to which the Stockholders agreed to vote their Shares in favor of the aforementioned proposals which are to be submitted to the Registrant's stockholders for approval.

         The Stock Purchase Agreement, the form of Warrant, the Investment Agreement, the Stockholders Agreement and the Stockholder Cooperation Agreement are exhibits to this Current Report. The foregoing summary of material terms of these documents is qualified in its entirety by reference to these exhibits.

ITEM 7.  Financial Statements and Exhibits

           (c)    The following exhibits are filed with this report:

           Exhibit Number                                     Description

                  10.1 Stock Purchase and Sale Agreement, dated as of November 6, 1997, among the Transmedia Network Inc., Samstock, L.L.C., and Transmedia Investors, L.L.C.


                  10.2   Form of Warrant to purchase Common Stock.

                             (Page 3 of 6 Pages)


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                  10.3   Investment Agreement, dated as of November
                         6, 1997, among the Transmedia Network Inc., Samstock L.L.C. and Transmedia Investors, L.L.C.

                  10.4 Agreement Among Stockholders, dated as of November 6, 1997, among Transmedia Network Inc., Samstock, L.L.C., Transmedia Investors, L.L.C., Melvin Chasen and Iris Chasen.

                  10.5 Stockholder Cooperation Agreement, dated as of November 6, 1997, among Transmedia Investors, L.L.C., Samstock, L.L.C. and Melvin Chasen and Iris Chasen.




                             (Page 4 of 6 Pages)


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    TRANSMEDIA NETWORK INC.


Date: November 14, 1997             By: /s/ Melvin Chasen
                                        ----------------------------
                                          Melvin Chasen
                                          Chairman of the Board, President and
                                          Chief Executive Officer


                             (Page 5 of 6 Pages)


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                                INDEX TO EXHIBITS


Exhibit Number               Description                               Page

    10.1         Stock Purchase and Sale Agreement, dated as
                 of November 6, 1997, among the Transmedia
                 Network Inc., Samstock, L.L.C., and
                 Transmedia Investors, L.L.C.                           7

    10.2         Form of Warrant to purchase Common Stock.             66

    10.3         Investment Agreement, dated as of November
                 6, 1997, among the Transmedia Network Inc.,
                 Samstock L.L.C. and Transmedia Investors,
                 L.L.C.                                                72

    10.4         Agreement Among Stockholders Agreement,
                 dated as of November 6, 1997, among
                 Transmedia Network Inc., Samstock, L.L.C.,
                 Transmedia Investors, L.L.C., Melvin Chasen
                 and Iris Chasen.                                      94

    10.5         Stockholder Cooperation Agreement, dated as
                 of November 6, 1997, among Transmedia
                 Investors, L.L.C., Samstock, L.L.C. and
                 Melvin Chasen and Iris Chasen.                       105



                             (Page 6 of 6 Pages)